                                                              PRELIMINARY COPIES
                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule
     14a-11(c) or Rule 14a-12

                            Talley Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

     Shareholders' Committee to Remove Entrenched and Arrogant Management.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[GRAPHIC]

                              THE TALLY SCREAM-ER

===============================================================================
VOLUME 1, NO. 1         "WHY SCREAM??? WE SCREAM!!!"              MARCH 7, 1997
===============================================================================

              WHO IS TALLEY INDUSTRIES AND WHY ARE ITS SHAREHOLDERS
                                   SCREAMING?

-         TALLEY INDUSTRIES, INC. IS:

     *    A Phoenix-based holding company with 20 subsidiaries.

     * Operating in 5 disparate industry segments and more than a dozen sub-segments, ranging from manufacturing propellants and electronics, to production of buttons for military and commercial uniforms, to providing naval architecture and marine engineering services.

     * Currently conducting operations in 26 cities sprinkled across 16 states -- from Arizona to Vermont.

-         TALLEY'S CURRENT MANAGEMENT AND ITS CAPTIVE BOARD OF DIRECTORS HAVE:

     * Run Talley into the ground and its shareholders around in circles -- all the while collecting enormous paychecks and retirement benefits for themselves.

     * Made decisions and instituted policies which have eroded shareholder value and destroyed shareholder confidence. For example, management first incurred huge debts in a series of disastrous real estate investments, then, to raise cash to pay those debts, sold Talley's leading edge airbag business just 2 years before the imposition of mandatory airbag requirements.

     * Presided over the collapse of Talley's stock price and failed to spark a recovery -- Talley's common stock, which reached a high of $24.37 in 1987, fell to $2.62 in 1992 and, between 1986 and 1996 Talley's stock price fell 63% while the S&P 500 rose by more than 200%.

-         SCREAM IS:

     *    The Shareholders' Committee to Remove Entrenched and Arrogant
          Management.

     * Composed of 4 shareholders, three of whom are (1) the largest holder with no other ties to the Company; (2) a former senior executive of its airbag business; and (3) a former senior executive of TRW, the company that purchased Talley's airbag business in 1989.

     * The result of two years of efforts by members to energize management to enhance shareholder value by focusing the Company's resources on maximizing the growth and profitability of its operating companies.

     * The shareholders' response to management's unwavering practice of rejecting, or dismissing each and every shareholder initiative and suggestion.

---------------

The Talley SCREAM-er is published from time to time by the Talley Industries Shareholders' Committee to Removed Entrenched and Arrogant Management -- SCREAM. Additional information about SCREAM is available through materials filed with the Securities and Exchange Commission in Washington, D.C. or by contacting Beacon Hill Partners, Inc. 90 Broad Street, New York, New York, 10004 -- (212) 843-8500 (call "Collect") or call toll free -- (800) 755-5001. Except as Shareholders, the members of SCREAM are not affiliated with Talley Industries.

===============================================================================
THE TALLEY SCREAM-ER                                              MARCH 7, 1997
===============================================================================


-    WHAT WENT WRONG AT TALLEY?

     [X]       TALLEY MANAGEMENT HAS:

          * Collected a hodgepodge of businesses with losses of $102 million between 1990 and 1995.

          * Paid itself generously, in the worst of times and even more generously at the hint of less disastrous results -- from 1990 to 1995, while the Company lost $102 million, Talley paid $16.2 million to its 5 top executives -- and, in 1993 when Talley's losses were cut by 50% (to "only") $8.7 million, William Mallender, the Chairman and CEO received a 260% raise.

          * Built a corporate governance structure that effectively eliminates shareholder scrutiny of management and renders the election process meaningless.

          * Stayed in office far too long -- top management has been with the Company, on average, for nearly 2 decades and William Mallender has been with Talley for 26 years.

          * Gone to extraordinary lengths to ensure that it will retain control of Talley and its purse strings for the indefinite future.

     [X]       THE BOARD OF DIRECTORS HAS:

          *    Selected, retained and rewarded current, ineffective management.

          * Encouraged and abetted management in its mismanagement of the Company and in stripping shareholders of their rights and of the value of their investment.

          * Voted directors generous cash compensation and benefits despite Talley's abysmal results.

          * Encouraged director stagnation at the expense of competence by offering benefits available only after 5 years of service or age 70 -- non-management directors have been on the Board for an average of 12 years, and two have been in office for 27 years.

          * Ignored shareholder calls for change, including a nearly 40% vote in favor of eliminating the Company's "Poison Pill" plan at the 1996 annual meeting.

-    SCREAM BELIEVES THAT WHAT IS NEEDED IS TO:

     [X]       REVITALIZE THE BOARD OF DIRECTORS BY ELECTING SCREAM'S NOMINEES,
               WHO:

          * Have distinguished records of service in business and government and significant experience in successfully managing large, diversified operating companies -- experience that relates directly to Talley's businesses.

          * Know Talley's business. The three SCREAM nominees are a former senior executive of Talley's airbag business, a former president of John J. McMullen Associates, which was acquired by the Company in 1988, and a former senior executive with TRW.

          * Believe that management compensation should reflect management's success in meeting shareholder goals and preserving and enhancing shareholder value.

          * Are committed to running Talley for the benefit of its shareholders.

     [X] RESTORE SHAREHOLDER PARTICIPATION BY RESTORING THE SHAREHOLDERS' RIGHTS TO:

          * Elect all of the directors annually by eliminating the staggered Board of Directors.

          * Call special meetings by requiring that such meeting be called upon the request of holders of 10% or more of Talley's voting stock.

          * Act directly on takeover offers by terminating the Poison Pill plan.

     [X]       REFOCUS TALLEY'S RESOURCES AND ENHANCE SHAREHOLDER VALUE BY:

          * Focusing management and financial resources on maximizing the growth and profitability of the Company's operating businesses.

          * Retaining an independent investment banker to guide the Board in its efforts to enhance growth and profitability and in searching out other means for enhancing shareholder value.

                                     SCREAM
    THE SHAREHOLDERS' COMMITTEE TO REMOVE ENTRENCHED AND ARROGANT MANAGEMENT
                           OF TALLEY INDUSTRIES, INC.

                                  March 7, 1997



Dear Fellow Shareholders of Talley Industries:

          Enclosed you will find the first issue of the "The Talley SCREAM-ER." The SCREAM-ER is published by the Talley Industries Shareholders' Committee to Remove Entrenched and Arrogant Management--SCREAM-- to keep other Talley shareholders informed of the latest shenanigans of management and of our efforts to bring about long overdue and desperately needed change. Information about SCREAM and its members is included elsewhere in this mailing.

          Within the next month, we expect to circulate proxy materials seeking your support for our slate of nominees for election to Talley's Board of Directors and for five shareholder proposals designed to restore management accountability and shareholder participation. We have taken the steps required by Talley's By-Laws for shareholder-initiated actions at Talley's Annual Meeting, which currently is scheduled for May 8. Therefore, assuming that management possesses sufficient integrity to follow its own governing instruments, we expect that shareholders will have the opportunity to consider these matters at the Annual Meeting.

          SCREAM's director nominees are George W. Sawyer, Ralph A. Rockow and Robert T. Craig. Mr. Sawyer served as the president of John J. McMullen and Associates, Inc. both before and after it was acquired by Talley. Mr. Rockow formerly was a senior Talley executive responsible for the development of Talley's airbag technology. Until 1987, Mr. Craig served in various senior executive positions with TRW, Inc., which purchased Talley's airbag technology in 1989. If elected, these nominees would replace three management directors, including William Mallender, the chairman of the Board and Talley's president and chief executive officer. Further information about the SCREAM Nominees is included elsewhere in this mailing.

          Our proposals recommend that Talley's Board of Directors act promptly to eliminate certain provisions of Talley's governing documents that inhibit shareholder action, eliminate Talley's "poison pill" plan and retain an independent investment banker to evaluate its businesses and assist the Board in developing and implementing a restructuring plan to focus Talley's resources on maximizing the growth and profitability of its operating businesses and in taking other steps to enhance shareholder value.

          We have spent almost two years in fruitless efforts to overcome management inertia and self-serving actions. With William Mallender up for re-election this year, we believe that the time is now to reassert shareholder authority and restore shareholder participation.

                                                           THE MEMBERS OF SCREAM


THIS IS NOT A SOLICITATION OF PROXIES, WHICH ONLY CAN BE MADE PURSUANT TO A PROXY STATEMENT MEETING THE REQUIREMENTS IMPOSED BY THE U.S. SECURITIES
AND EXCHANGE COMMISSION.

                        BACKGROUND OF THE SCREAM NOMINEES

         Below is certain biographical information for each of the SCREAM nominees for election to the Board of Directors of Talley Industries, Inc. ("Talley" or the "Company") at its 1997 Annual Meeting.

         ROBERT T. CRAIG (69) served for 15 years in various senior executive positions with TRW, Inc., a diversified company involved in the automotive and space and defense industries whose shares are traded on the New York Stock Exchange, until his retirement in 1987. TRW manufactures air bag and steering systems, engine valves, pistons, satellites, electronic components, and other products. From 1975 to 1987, Mr. Craig served as Vice President and Division General Manager of TRW's Power Accessories Division, a business unit of TRW which generated approximately $150 million in revenues in 1986 and had approximately 1,200 employees. During the same period, he held a number of other operating management positions within high technology business units of TRW involved in the development and production of products including aircraft fuel systems, nuclear products and torpedo propulsion systems. Mr. Craig holds a Bachelor of Science degree in Electrical Engineering from the Massachusetts Institute of Technology and a Master of Science degree in Electrical Engineering from Case Western Reserve University.

         RALPH ROCKOW (63) currently serves as the Chairman of the Board and President of Exodyne Inc., a privately held company which he founded in 1982, and as either Chairman or Chairman and President of each of its four wholly owned operating subsidiaries. Through these subsidiaries and their approximately 850 employees, Exodyne specializes in research, engineering and technical support services, manufacturing, educational services and real estate investment. Exodyne has over 100 offices nationwide, conducts business domestically and internationally in commercial, industrial and government markets and generated revenues of approximately $40 million in its most recent fiscal year. From 1976 to 1982, Mr. Rockow was employed by the Company, holding a number of senior operating positions, finally as Group President of the Government and Technical Products Group, the business unit engaged in the design and production of electronics, electromechanical and reinforced plastic parts, aircraft ejection seats and radar weather mapping systems. Mr. Rockow holds Bachelor of Science and Master of Science degrees in Mechanical Engineering from The Ohio State University and has written and presented on numerous technical topics.

         GEORGE A. SAWYER (66), since 1991, has been affiliated with John F. Lehman & Company, a partnership which focuses on mergers, acquisitions and restructurings in the aerospace, marine and defense industries. During that time he also has served as an independent consultant to these industries on technical, program and manufacturing issues. In addition, from 1993 until 1995, Mr. Sawyer served as Chief Executive Officer of Sperry Marine, Inc., a leading international supplier of marine navigation and control systems to naval and commercial maritime markets and, until 1996, also served as Vice Chairman of Sperry Marine. From 1988 to 1991 and from 1976 to 1981, Mr. Sawyer served as the President of John J. McMullen Associates, Inc., a major international ship design and engineering firm that currently has assets in excess of $50 million. John J. McMullen Associates was acquired by the Company in 1988. Mr. Sawyer also has served as Assistant Secretary of the Navy and as a senior executive of a number of major corporations involved in infrastructure design and construction, environmental technology and nuclear reactor development. Mr. Sawyer holds a Bachelor of Arts degree in International Law from Yale University and has completed graduate work in Nuclear Engineering at Knolls Atomic Power Laboratories.

ADDITIONAL INFORMATION REGARDING THE MEMBERS OF SCREAM

         The following information is provided pursuant to Rule 14a-11(b) of Regulation 14A under the Securities Exchange Act of 1934, as amended.

IDENTITY OF THE MEMBERS OF SCREAM

          SCREAM is composed of four Talley shareholders--Saad A. Alissa, Robert
T. Craig, William B. Danzell and Ralph A. Rockow. Talley shareholders--all of whom may be deemed to be "participants" in SCREAM's upcoming proxy solicitation efforts by virtue of their agreement to act together in forming SCREAM and soliciting proxies on its behalf. In addition, George W. Sawyer may be deemed a "participant" by reason of his status as one of the SCREAM nominees for election to Talley's Board of Directors. Additional information concerning the SCREAM nominees appears above, under the heading "Background of the SCREAM Nominees."

SHARE OWNERSHIP INFORMATION

         The following table sets forth the number of shares of voting securities owned beneficially by each of the participants in SCREAM's proxy solicitation as of February 24, 1997. No such participant owns any Talley securities other than shares of Common Stock or owns any such shares of record but not beneficially.

                  NAME              NUMBER OF SHARES HELD
       ---------------------     ----------------------------
       Saad A. Alissa.............1,121,000 Common Shares (1)
       Robert T. Craig................1,000 Common Shares
       William B. Danzell.............4,950 Common Shares
       Ralph A. Rockow..............350,000 Common Shares
       George A. Sawyer.................-0- Common Shares

(1) Consists of (i) 34,000 shares held directly by Mr. Alissa; (ii) 721,000 shares held by Financial Investors Limited ("FIL"), a wholly owned subsidiary of Abdullatif Ali Alissa Est. (the "Establishment"), a sole proprietorship organized under the laws of the Kingdom of Saudi Arabia, of which Mr. Alissa is the President; and (iii) 365,900 shares held by General Investors Limited ("GIL"), a Cayman Islands corporation of which Mr. Alissa is the sole shareholder. Mr. Alissa serves as the sole director and Secretary of FIL and GIL.

INTERESTS OF PARTICIPANTS IN THE SCREAM PROXY SOLICITATION

         Except through the Common Stock ownership set forth above, none of the participants have any interest, by security holdings or otherwise, in the Company.

         SCREAM intends to bear the costs of its proxy solicitation. However, because SCREAM believes that its solicitation is in the interests of the Company and its shareholders, SCREAM expects to seek reimbursement of its expenses for the solicitation from Talley's Board of Directors. In addition, Saad A. Alissa has agreed to indemnify the SCREAM nominees against liabilities incurred as a consequence of their status as such.